UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 22, 2010

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT	06001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. OTHER EVENTS

On July 22, 2010, the Arizona Department of Health Services (the “Department”) notified Magellan Health Services, Inc. (the “Company”)  that the agreement between the Department and the Company to provide managed behavioral healthcare services to Medicaid recipients and other citizens in Maricopa County in the State of Arizona (the “Agreement”) has been extended until June 30, 2012.  Pursuant to the terms of the Agreement, the Department has the right to grant up to two one-year extensions of the initial three-year contract previously scheduled to terminate on August 31, 2010.  The Department previously extended the term of the Agreement until August 31, 2011. This second extension of the Agreement until June 30, 2012, rather than August 31, 2012, realigns the contract year under the Agreement with the standard State of Arizona Fiscal Year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: July 26, 2010	By:	/s/ Jonathan N. Rubin
		Name:	Jonathan N. Rubin
		Title:	Executive Vice President and Chief Financial Officer